Exhibit 23(b)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 10, 1998 included in HUBCO Inc.'s Annual Report on Form 10-K and to all references to our firm included in this Registration Statement.



                               ARTHUR ANDERSEN LLP


Roseland, New Jersey
June 9, 1998